Poly Announces Preliminary Fourth Quarter Fiscal Year 2020 Financial Results
"Work from Home" Drives Demand for Enterprise Headsets

SANTA CRUZ, Calif., - May 27, 2020 - Plantronics, Inc. (NYSE: PLT) ("Poly" or the "Company") today announced preliminary fourth quarter and full fiscal year 2020 results for the period ending March 28, 2020. Preliminary highlights of the fourth quarter and full fiscal year include the following:

($ Millions, except percent and per-share data)[1]	Q4 FY20	Q4 FY19	YTD FY20	YTD FY19[2]
GAAP Revenue	$403	$468	$1,697	$1,675
GAAP Gross Margin	(2.6)%	46.2%	32.5%	41.5%
GAAP Operating Loss	($678)	($19)	($789)	($109)
GAAP Diluted EPS	($16.56)	($0.55)	($20.48)	($3.61)
Cash Flow from Operations	$62	($3)	$78	$116

Non-GAAP Revenue	$409	$488	$1,731	$1,759
Non-GAAP Gross Margin	49.4%	55.0%	51.9%	52.8%
Non-GAAP Operating Income	$48	$90	$247	$316
Non-GAAP Diluted EPS	$0.30	$1.44	$3.13	$5.12
Adjusted EBITDA	$60	$102	$293	$357

1 For further information on supplemental non-GAAP metrics refer to the Use of Non-GAAP And Comparative Financial Information and Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures sections below. The Company’s preliminary unaudited financial results include an aggregate impairment charge relating to goodwill and long-lived assets of approximately $648 million. Due to the complexity of the analysis resulting from economic uncertainty of COVID-19, the Company is still in the process of finalizing the impairment assessment, including the design and operation of internal controls, so actual results may differ materially from the preliminary unaudited results provided herein. The Company expects to complete the impairment analysis and finalize the amount of the impairment charges in connection with the filing of the Company’s Form 10-K for the fiscal year ended March 28, 2020, which is currently expected to be filed on or around June 3, 2020. The Company is relying on Release No. 34-88465 (the “Order”) issued by the Securities and Exchange Commission (the “SEC”) on March 25, 2020, pursuant to Section 36 of the Securities Exchange Act of 1934, as amended (the “Exchange Act), which provides conditional relief to public companies unable to timely comply with their filing obligations as a result of the novel coronavirus (“COVID-19”) outbreak.
2 YTD FY19 results shown here do not reflect Polycom results for the three months ended June 30, 2018 due to the completion of the Polycom acquisition on July 2, 2018.

“As the world responds to COVID-19, our better-than-anticipated fourth-quarter performance is a result of the team’s dedication to delivering for our customers while safeguarding our employees,” said Robert Hagerty, Chairman of the Poly Board of Directors and Interim Chief Executive Officer. “Poly solutions are more essential than ever, and we are well-positioned to meet the increased demand for endpoints that enable a global workforce that can work from anywhere.”

Results Compared to February 4, 2020 Guidance

	Q4 FY20 Results	Q4 FY20 Guidance Range[3]
GAAP Net Revenue	$403M	$354M - $394M
Non-GAAP Net Revenue	$409M	$360M - $400M
Adjusted EBITDA	$60M	$20M - $45M
Non-GAAP Diluted EPS	$0.30	$(0.36) - $0.19

3The non-GAAP revenue guidance range shown here excludes the $6.1 million impact of purchase accounting related to recording deferred revenue at fair value at the time of the acquisition.

“Increased demand for enterprise headsets allowed us to end the quarter with a strong cash balance and favorable working capital position,” said Charles Boynton, Executive Vice President and Chief Financial Officer. “To maximize financial flexibility and liquidity, we have suspended the dividend, deferred a voluntary debt prepayment, and are aggressively managing our costs.”

Highlights for the Fourth Quarter 2020

•
Demand for enterprise headsets increased in March as customers adjusted to "work-from-home" mandates, resulting in quarter-end backlog of approximately six weeks. Headset demand continues to remain elevated.

•
The Company's in-house manufacturing site in Tijuana, Mexico has resumed production after reconfiguring to implement specific safety protocols. Although periodic supply chain disruptions continue, the Company is working with its suppliers to manage component shortage and minimize production delays.

•
The Company ended fiscal Q4 with $226 million in cash and short-term investments. In order to maintain maximum financial flexibility and liquidity, the Company deferred a voluntary debt prepayment and suspended the quarterly dividend.

•	On February 20, 2020, the Company amended its loan covenants related to its revolving credit agreement, providing additional covenant headroom for the remainder of calendar 2020.

•	Recently introduced products include:

◦	Blackwire 8225, the first headset to incorporate advanced hybrid active noise canceling and Poly Acoustic Fence technology to remove distracting background noise

◦	Voyager 4245, a purpose-built Microsoft Teams-certified headset

◦	Trio C60 audio conferencing solution, offering flexibility and versatility in an intuitive package

•
Launched Poly Lens, which combines seamless management and updating tools with powerful insight into how Poly devices are actually being used, providing greater control and simplicity to IT administrators.

•
Launched the new Poly Partner Program, bringing more than 15,000 partners from around the world together under one program. The new program measures partners on more than just financial contribution and is designed to drive mutual growth and profitability through the sale of Poly products, solutions, and services.

•	The Company completed the sales of its Consumer Gaming assets.

•	In its fiscal Q1, the Company expect to book a restructuring charge of $25 million to $35 million primarily related to office closures and headcount reductions.

Impairment Charge

The Company’s preliminary unaudited financial results include a non-cash impairment charge of $180 million relating to the Company’s intangible assets and property, plant, and equipment related to long-lived assets in the voice asset group, as well as a non-cash impairment charge of $468 million to its goodwill related to an overall decline in the Company’s earnings and a sustained decrease in its share price. Due to the complexity of the analysis resulting from economic uncertainty of COVID-19, the Company is still in the process of finalizing the impairment assessment, including the design and operation of internal controls, so actual results may differ materially from the preliminary unaudited results provided herein. The Company expects to complete the impairment analysis and finalize the amount of the impairment charges in connection with the filing of the Company’s Form 10-K for the fiscal year ended March 28, 2020, which is currently expected to be filed on or around June 3, 2020.

The impairment charges do not affect the Company’s cash position, cash flow from operations or debt covenants.

Poly Announces Suspension of Quarterly Dividend

On April 9, 2020, the Poly Board of Directors suspended the quarterly cash dividend.

Business Outlook

The following statements are based on the Company's current expectations, and many of these statements are forward-looking. Actual results are subject to a variety of risks and uncertainties and may differ materially from the Company's expectations. Please refer to the Forward Looking Statements Safe Harbor section of this press release below.

The following represents the expected range of financial results for the first quarter 2021 inclusive of factory overhead underutilization due to lower production volumes, incremental freight due to supply chain disruptions, and the cost of factory reconfiguration (all amounts assuming currency rates remain stable):

Q1 FY21 Guidance
GAAP Net Revenue	$330M - $365M
Non-GAAP Revenue	$335M - $370M
Adjusted EBITDA[1]	$25M - $45M
Non-GAAP Diluted EPS[1,2]	$(0.18) - $0.22

1 Q1 Adjusted EBITDA and non-GAAP diluted EPS guidance excludes estimated intangibles amortization expense of $32.4 million. With respect to adjusted EBITDA and diluted EPS guidance, the Company has determined that it is unable to provide quantitative reconciliations of these forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measures with a reasonable degree of confidence in their accuracy without unreasonable effort, as items including stock based compensation, acquisition and integration costs, litigation gains and losses, and impacts from discrete tax adjustments and tax laws are inherently uncertain and depend on various factors, many of which are beyond the Company's control.
2 EPS guidance assumes approximately 41 million diluted average weighted shares and a non-GAAP effective tax rate of 18% to 20%.

Conference Call and Earnings Presentation

Poly is providing an earnings presentation in combination with this press release. The presentation is offered to provide shareholders and analysts with additional detail for analyzing results. The presentation will be available in the Investor Relations section of our corporate website at investor.poly.com along with this press release. A reconciliation of our GAAP to non-GAAP results is provided at the end of this press release.

We have scheduled a webcast to discuss fourth quarter fiscal year 2020 financial results. The webcast will take place today, May 27, 2020, at 2:00 PM (Pacific Time). All interested investors and potential investors in Poly stock are invited to join. To listen to the webcast, please access the webcast link from our Investor Relations website at investor.poly.com.

A replay of the webcast will be available shortly after its conclusion and can be accessed from our Investor Relations website at investor.poly.com.

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial statements presented on a GAAP basis, we use non-GAAP measures of operating results, including non-GAAP net revenues, non-GAAP gross profit, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, adjusted EBITDA, and non-GAAP diluted EPS. These non-GAAP measures are adjusted from the most directly comparable GAAP measures to exclude, or include where applicable, the effect of purchase accounting on deferred revenue and inventory, charges associated with the optimization of our Consumer product line, stock-based compensation, acquisition related expenses, purchase accounting amortization and adjustments, restructuring and other related charges and credits, impairment charges, rebranding costs, other unusual and/or non-cash charges and credits, and the impact of participating securities, all net of any associated tax impact. We also exclude tax benefits from the release of tax reserves, discrete tax adjustments including transfer pricing, tax deduction and tax credit adjustments, and the impact of tax law changes. We adjust these amounts from our non-GAAP measures primarily because management does not believe they are consistent with the development of our target operating model. We believe that the use of non-GAAP financial measures provides meaningful supplemental information regarding our performance and liquidity and helps investors compare actual results with our historical and long-term target operating model goals as well as our performance as a combined company. We believe presenting non-GAAP net revenue provides meaningful supplemental information regarding how management views the performance of the business and underlying performance of our individual product categories. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods; however, non-GAAP financial measures are not meant to be considered in isolation of, or as a substitute for, or superior to, net revenues, gross margin, operating expenses, operating income, operating margin, net income or EPS prepared in accordance with GAAP.

Forward Looking Statements Safe Harbor

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to our intentions, beliefs, projections, outlook, analyses or current expectations that are subject to many risks and uncertainties. Such forward-looking statements and the associated risks and uncertainties include, among others: (i) our beliefs with respect to the length and severity of the COVID-19 (coronavirus) outbreak, and its impact across our businesses, our operations and global supply chain, including (a) the potential impact on our ability to source necessary component parts from key suppliers and volatility in prices, including risks associated with our manufacturers which could continue to negatively affect our profitability and/or market share (b) our expectations that the virus has caused and will continue to cause, an increase in customer and partner demand, including increased demand in collaboration endpoints due to a global, work from anywhere workforce, (c) expectations related to our ability to timely supply the number of products to fulfill current and future customer demand, (d) the impact of the virus on our distribution partners, resellers, end-user customers and our production facilities, including our ability to obtain alternative sources of supply if our production facility or other suppliers are impacted by future shut downs, (e) the impact if global or regional economic conditions deteriorate further, on our customers and/or partners, including increased demand for pricing accommodations, delayed payments, delayed deployment plans, insolvency or other issues which may increase credit losses, and (f) the complexity of the forecast analysis, including scenario planning and the design and operation of internal controls; and (ii) our belief that we can manufacture or supply products in a timely manner to satisfy orders; (iii) expectations related to our customers’ purchasing decisions and our ability to match product production to demand, particularly given long lead times and the difficulty of forecasting unit volumes and acquiring the component parts and materials to meet demand without having excess inventory or incurring cancellation charges; (iv) risks associated with significant and abrupt changes in product demand which increases the complexity of management’s evaluation of potential excess or obsolete inventory; (v) risks associated with the bankruptcy or financial weakness of distributors or key customers, or the bankruptcy of or reduction in capacity of our key suppliers; (vi) risks associated with the potential interruption in the supply of sole-sourced critical components, our ability to move to a dual-source model, and the continuity of component supply at costs consistent with our plans; (vii) expectations that our current cash on hand, additional cash generated from operations, together with sources of cash through our credit facility, either alone or in combination with our election to defer debt repayment until after the first quarter of fiscal year 2021 and our election to suspend our dividend payments, will meet our liquidity needs during and following the unknown duration and impact of the COVID-19 pandemic; (viii) expectations relating to our ability to generate sufficient cash flow from operations to meet our debt covenants and timely repay all principal and interest amounts drawn under our credit facility as they become due; (ix) risks associated with our channel partners’ sales reporting, product inventories and product sell through since we sell a significant amount of products to channel partners who maintain their own inventory of our products; (x) risk and uncertainty related to the potential impact on our stock price and investor confidence as a result of the suspension of our dividend payment; (xi) our efforts to execute to drive sales and sustainable profitable revenue growth; (xii) our expectations for new products launches, the timing of their releases and their expected impact on future growth and on our existing products; (xiii) our belief that our new Partner Program will drive growth and profitability for both us and our partners through the sale of our product, services and solutions; (xiv) risks associated with forecasting sales and procurement demands, which are inherently difficult, particularly with continuing uncertainty in regional and global economic conditions; (xv) uncertainties attributable to currency fluctuations, including fluctuations in foreign exchange rates and/or new or greater tariffs on our products; (xvi) our expectations regarding our ability to control costs, streamline operations and successfully implement our various cost-reduction activities and realize anticipated cost savings under such cost-reduction initiatives; (xvii) expectations relating to our quarterly and annual earnings guidance, particularly as economic uncertainty due to COVID-19 puts further pressure on management judgments used to develop forward looking financial guidance and other prospective financial information; (xviii) estimates of GAAP and non-GAAP financial results for the fourth quarter and full Fiscal Year 2020, including net revenues, adjusted EBITDA, tax rates, intangibles amortization, impairment analysis, diluted weighted average shares outstanding and diluted EPS; (xix) our expectations of the impact of the acquisition of Polycom as it relates to our strategic vision and additional market and strategic partnership opportunities for our combined hardware, software and services offerings; (xx) our beliefs regarding the UC&C market, market dynamics and opportunities, and customer and partner behavior as well as our position in the market, including risks associated with the potential failure of our UC&C solutions to be adopted with the breadth and speed we anticipate; (xxi) our belief that the increased adoption of certain technologies and our open architecture approach has and will continue to increase demand for our solutions; (xxii) expectations related to the micro and macro-economic conditions in our domestic and international markets and their impact on our future business; (xxiii) our forecast and estimates with respect to tax matters, including expectations with respect to utilizing our deferred tax assets; (xxiv) our expectations regarding pending and potential future litigation, in addition to other matters discussed in this press release that are not purely historical data, and (xxv) our estimates regarding the amount of the goodwill and long-lived asset impairment charges to be recorded in our fourth quarter results, which are subject to change, including potentially materially, as the Company finalizes the impairment assessment, including the design and operation of internal controls.

We do not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.

For more information concerning these and other possible risks, please refer to our Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 17, 2019 and other filings with the Securities and Exchange Commission, as well as recent press releases.

Financial Summaries

The following related charts are provided:

•	Summary Unaudited Condensed Consolidated Financial Statements

•	Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures

About Poly

Poly is a global communications company that powers meaningful human connection and collaboration. Poly combines legendary audio expertise and powerful video and conferencing capabilities to overcome the distractions, complexity and distance that make communication in and out of the workplace challenging. Poly believes in solutions that make life easier when they work together and with our partner’s services. Our headsets, software, desk phones, audio and video conferencing, analytics and services are used worldwide and are a leading choice for every kind of workspace. For more information, please visit: www.poly.com.

Poly and the propeller design are trademarks of Plantronics, Inc. All other trademarks are the property of their respective owners.

INVESTOR CONTACT: Mike Iburg Vice President, Investor Relations (831) 458-7533

MEDIA CONTACT: Edie Kissko Senior Director and Head of Corporate Communications (213) 369-3719

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Twelve Months Ended
	March 28,	March 30,	March 28,	March 30,
	2020	2019	2020	2019
Net revenues:
Net product revenues	$338,221	$408,758	$1,432,736	$1,510,770
Net services revenues	64,822	59,730	264,254	163,765
Total net revenues	403,043	468,488	1,696,990	1,674,535
Cost of revenues:
Cost of product revenues[1]	391,418	226,008	1,049,826	902,625
Cost of service revenues	21,953	25,949	94,929	77,771
Total cost of revenues	413,371	251,957	1,144,755	980,396
Gross profit	(10,328)	216,531	552,235	694,139
Gross profit %	(2.6)%	46.2%	32.5%	41.5%
Operating expenses:
Research, development, and engineering	47,569	61,477	218,277	201,886
Selling, general, and administrative	138,482	161,325	595,463	567,879
Impairment of goodwill and long-lived assets	473,996	—	473,996	—
(Gain) loss, net from litigation settlements	419	1,005	(721)	975
Restructuring and other related charges	7,080	11,983	54,177	32,694
Total operating expenses	667,546	235,790	1,341,192	803,434
Operating loss	(677,874)	(19,259)	(788,957)	(109,295)
Operating loss %	(168.2)%	(4.1)%	(46.5)%	(6.5)%

Interest expense	(22,378)	(26,748)	(92,640)	(83,000)
Other non-operating income, net	(563)	2,870	112	6,603
Income before income taxes	(700,815)	(43,137)	(881,485)	(185,692)
Income tax benefit	(37,995)	(21,548)	(69,401)	(50,131)
Net loss	$(662,820)	$(21,589)	$(812,084)	$(135,561)

% of net revenues	(164.5)%	(4.6)%	(47.9)%	(8.1)%

Loss per common share:
Basic	$(16.56)	$(0.55)	$(20.48)	$(3.61)
Diluted	$(16.56)	$(0.55)	$(20.48)	$(3.61)

Shares used in computing earnings per common share:
Basic	40,025	39,089	39,658	37,569
Diluted	40,025	39,089	39,658	37,569

Effective tax rate	(5.4)%	(50.0)%	(7.9)%	(27.0)%
1For the three and twelve months ended March 28, 2020, Cost of product revenue includes $174.2 million of non-cash impairment charges related to long-lived assets.

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands)

UNAUDITED CONSOLIDATED BALANCE SHEETS
	March 28,	March 30,
	2020	2019
ASSETS
Cash and cash equivalents	$213,879	$202,509
Short-term investments	11,841	13,332
Total cash, cash equivalents, and short-term investments	225,720	215,841
Accounts receivable, net	246,835	337,671
Inventory, net	164,527	177,146
Other current assets	47,946	50,488
Total current assets	685,028	781,146
Property, plant, and equipment, net	165,858	204,826
Purchased intangibles, net	466,915	825,675
Goodwill	811,314	1,278,380
Deferred tax and other assets	143,157	26,508
Total assets	$2,272,272	$3,116,535
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$102,159	$129,514
Accrued liabilities	373,666	398,715
Total current liabilities	475,825	528,229
Long-term debt, net of issuance costs	1,621,694	1,640,801
Long-term income taxes payable	98,319	83,121
Other long-term liabilities	144,152	142,697
Total liabilities	2,339,990	2,394,848
Stockholders' equity	(67,718)	721,687
Total liabilities and stockholders' equity	$2,272,272	$3,116,535

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Twelve Months Ended
	March 28,	March 30,	March 28,	March 30,
	2020	2019	2020	2019
Cash flows from operating activities
Net Loss	$(662,820)	$(21,589)	$(812,084)	$(135,561)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	57,632	58,606	230,262	201,369
Amortization of debt issuance cost	1,340	1,405	5,402	4,593
Stock-based compensation	15,596	11,225	57,095	41,934
Impairment of goodwill and long-lived assets	648,231	—	648,231	—
Deferred income taxes	(34,595)	(9,945)	(97,031)	(49,932)
Provision for excess and obsolete inventories	5,039	2,505	24,115	7,386
Restructuring charges	7,080	11,983	54,177	32,694
Cash payments for restructuring charges	(7,384)	(18,241)	(37,269)	(29,463)
Other operating activities	8,334	570	11,534	9,640
Changes in assets and liabilities:
Accounts receivable, net	(786)	25,631	33,848	(10,307)
Inventory, net	42,611	(18,200)	(6,709)	(7,182)
Current and other assets	(288)	291	23,854	30,747
Accounts payable	(21,078)	(12,861)	(31,768)	3,658
Accrued liabilities	165	(11,084)	(46,741)	61,593
Income taxes	2,587	(23,491)	21,103	(45,122)
Cash provided (used) by operating activities	$61,664	$(3,195)	$78,019	$116,047

Cash flows from investing activities
Proceeds from sale of investments	1,996	5,501	2,173	131,300
Proceeds from maturities of investments	—	—	—	131,017
Purchase of investments	(95)	(124)	(1,067)	(822)
Acquisitions, net of cash acquired	—	—	—	(1,642,241)
Capital expenditures	(5,896)	(10,649)	(22,880)	(26,797)
Proceeds from sale of property, plant, and equipment and assets held for sale	2,550	—	4,692	—
Cash used for investing activities	$(1,445)	$(5,272)	$(17,082)	$(1,407,543)

Cash flows from financing activities
Repurchase of common stock	—	(8,397)	—	(13,177)
Employees' tax withheld and paid for restricted stock and restricted stock units	(222)	(207)	(9,891)	(14,070)
Proceeds from issuances under stock-based compensation plans	5,869	805	12,486	15,730
Repayments of long-term debt	—	(103,188)	(25,000)	(103,188)
Proceeds from debt issuance, net	—	—	—	1,244,713
Payment of cash dividends	(6,060)	(5,927)	(23,970)	(22,880)
Cash provided from (used for) financing activities	$(413)	$(116,914)	$(46,375)	$1,107,128
Effect of exchange rate changes on cash and cash equivalents	(2,748)	(266)	(3,192)	(3,784)
Net increase (decrease) in cash and cash equivalents	57,058	(125,647)	11,370	(188,152)
Cash and cash equivalents at beginning of period	156,821	328,156	202,509	390,661
Cash and cash equivalents at end of period	$213,879	$202,509	$213,879	$202,509

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA

	Three Months Ended		Twelve Months Ended
	March 28,	March 30,	March 28,	March 30,
	2020	2019	2020	2019

GAAP Net revenues	$403,043	$468,488	$1,696,990	$1,674,535
Deferred revenue purchase accounting[1]	6,138	19,316	33,953	84,824
Non-GAAP Net revenues	$409,181	$487,804	$1,730,943	$1,759,359

GAAP Gross profit	$(10,328)	$216,531	$552,235	$694,139
Purchase accounting amortization[2]	31,018	31,118	122,553	114,361
Inventory valuation adjustment	—	—	—	30,395
Deferred revenue purchase accounting[1]	6,138	19,316	33,953	84,824
Consumer optimization[4]	—	—	10,415	—
Integration and Rebranding costs	42	435	1,211	1,057
Stock-based compensation	998	1,073	3,992	4,176
Impairment Charges	174,235	—	174,235	—
Non-GAAP Gross profit	$202,103	$268,473	$898,594	$928,952
Non-GAAP Gross profit %	49.4%	55.0%	51.9%	52.8%

GAAP Research, development, and engineering	$47,569	$61,477	$218,277	$201,886
Stock-based compensation	(4,270)	(3,822)	(16,785)	(11,699)
Integration and Rebranding costs	59	(86)	(2,381)	(237)
Other adjustments[3]	—	—	(542)	—
Non-GAAP Research, development, and engineering	$43,358	$57,569	$198,569	$189,950

GAAP Selling, general, and administrative	$138,482	$161,325	$595,463	$567,879
Integration and Rebranding costs	(2,338)	(18,994)	(44,625)	(72,553)
Purchase accounting amortization[2]	(15,278)	(15,281)	(61,112)	(45,838)
Stock-based compensation	(10,328)	(6,330)	(36,318)	(26,059)
Non-GAAP Selling, general, and administrative	$110,538	$120,720	$453,408	$423,429

[1]
Deferred revenue purchase accounting: Represents the impact of fair value purchase accounting adjustments related to deferred revenue recorded in connection with the acquisition of Polycom on July 2, 2018. The Company’s deferred revenue primarily relates to Service revenue associated with non-cancelable maintenance support on hardware devices which are typically billed in advance and recognized ratably over the contract term as those services are delivered. This adjustment represents the amount of additional revenue that would have been recognized during the period absent the write-down to fair value required under purchase accounting guidelines.

[2]	Purchase accounting amortization: Represents the amortization of purchased intangible assets recorded in connection with the acquisition of Polycom on July 2, 2018.
[3]	Other adjustments: Excluded amounts represent executive transition costs.
[4]	Consumer Optimization: Excluded amounts represent inventory related reserves associated with optimizing the consumer product portfolio.

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA (CONTINUED)

	Three Months Ended		Twelve Months Ended
	March 28,	March 30,	March 28,	March 30,
	2020	2019	2020	2019

GAAP Operating expenses	$667,546	$235,790	$1,341,192	$803,434
Integration and Rebranding costs	(2,279)	(19,080)	(47,006)	(72,790)
Purchase accounting amortization[2]	(15,278)	(15,281)	(61,112)	(45,838)
Stock-based compensation	(14,598)	(10,152)	(53,103)	(37,758)
Restructuring and other related charges	(7,080)	(11,983)	(54,176)	(32,694)
Impairment Charges	(473,996)	—	(473,996)	—
Other adjustments[3]	(419)	(1,005)	201	(1,005)
Non-GAAP Operating expenses	$153,896	$178,289	$652,000	$613,349

GAAP Operating loss	$(677,874)	$(19,259)	$(788,957)	$(109,295)
Purchase accounting amortization[2]	46,296	46,399	183,665	160,199
Inventory valuation adjustment	—	—	—	30,395
Deferred revenue purchase accounting[1]	6,138	19,316	33,953	84,824
Consumer optimization[4]	—	—	10,415	—
Integration and Rebranding costs	2,321	19,515	48,217	73,847
Stock-based compensation	15,596	11,225	57,095	41,934
Restructuring and other related charges	7,080	11,983	54,176	32,694
Impairment Charges	648,231	—	648,231	—
Other adjustments[3]	419	1,005	(201)	1,005
Non-GAAP Operating income	$48,207	$90,184	$246,594	$315,603

[1]
Deferred revenue purchase accounting: Represents the impact of fair value purchase accounting adjustments related to deferred revenue recorded in connection with the acquisition of Polycom on July 2, 2018. The Company’s deferred revenue primarily relates to Service revenue associated with non-cancelable maintenance support on hardware devices which are typically billed in advance and recognized ratably over the contract term as those services are delivered. This adjustment represents the amount of additional revenue that would have been recognized during the period absent the write-down to fair value required under purchase accounting guidelines.

[2]	Purchase accounting amortization: Represents the amortization of purchased intangible assets recorded in connection with the acquisition of Polycom on July 2, 2018.
[3]
Other adjustments: Excluded amounts represent immaterial losses from litigation and gains from non-recurring sales of investments. Excluded amounts represent immaterial adjustments for loss on sale of assets and write off of indirect tax assets and executive transition costs.

[4]	Consumer Optimization: Excluded amounts represent inventory related reserves associated with optimizing the consumer product portfolio.

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA (CONTINUED)

	Three Months Ended				Twelve Months Ended
	March 28,		March 30,		March 28,	March 30,
	2020		2019		2020	2019
GAAP Net loss	$(662,820)		$(21,589)		$(812,084)	$(135,561)
Purchase accounting amortization[2]	46,296		46,399		183,665	160,199
Inventory valuation adjustment	—		—		—	30,395
Deferred revenue purchase accounting[1]	6,138		19,316		33,953	84,824
Consumer optimization[4]	—		—		10,415	—
Integration and Rebranding costs	2,321		19,515		48,217	73,847
Stock-based compensation	15,596		11,225		57,095	41,934
Restructuring and other related charges	7,080		11,983		54,176	32,694
Impairment Charges	648,231		—		648,231	—
Other adjustments[3]	419		(1,578)		(201)	(1,578)
Income tax effect of above items	(47,866)		(16,938)		(92,640)	(73,872)
Income tax effect of unusual tax items	(3,503)	3	(11,557)	[5]	(5,744)	(16,946)	[5]
Non-GAAP Net income	$11,892		$56,776		$125,083	$195,936

GAAP Diluted earnings per common share	$(16.56)		$(0.55)		$(20.48)	$(3.61)
Purchase accounting amortization[2]	1.15		1.17		4.59	4.19
Inventory valuation adjustment	—		—		—	0.79
Deferred revenue purchase accounting[1]	0.15		0.49		0.85	2.22
Consumer optimization[4]	—		—		0.26	—
Stock-based compensation	0.39		0.28		1.43	1.10
Integration and Rebranding costs	0.06		0.50		1.21	1.93
Restructuring and other related charges	0.18		0.30		1.36	0.85
Impairment Charges	16.11		—		16.21	—
Other adjustments[3]	—		(0.04)		(0.01)	(0.04)
Income tax effect	(1.18)		(0.73)		(2.47)	(2.37)
Effect of anti-dilutive securities	—		0.02		0.18	0.06
Non-GAAP Diluted earnings per common share	$0.30		$1.44		$3.13	$5.12

Shares used in diluted earnings per common share calculation:
GAAP	40,025		39,089		39,658	37,569
non-GAAP	40,235		39,523		39,978	38,271

[1]
Deferred revenue purchase accounting: Represents the impact of fair value purchase accounting adjustments related to deferred revenue recorded in connection with the acquisition of Polycom on July 2, 2018. The Company’s deferred revenue primarily relates to Service revenue associated with non-cancelable maintenance support on hardware devices which are typically billed in advance and recognized ratably over the contract term as those services are delivered. This adjustment represents the amount of additional revenue that would have been recognized during the period absent the write-down to fair value required under purchase accounting guidelines.

[2]	Purchase accounting amortization: Represents the amortization of purchased intangible assets recorded in connection with the acquisition of Polycom on July 2, 2018.
[3]
Other adjustments: Excluded amounts represent immaterial losses from litigation and gains from non-recurring sales of investments. Excluded amounts represent immaterial adjustments for loss on sale of assets and write off of indirect tax assets and executive transition costs.

[4]	Consumer Optimization: Excluded amounts represent inventory related reserves associated with optimizing the consumer product portfolio.
[5]	Excluded amounts primarily represent the release of tax reserves as a result of legal entity integration activities.

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
($ in thousands)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA

	Three Months Ended					Twelve Months Ended
	March 30,	June 29,	September 28,	December 28,	March 28,	March 28,
	2019	2019	2019	2019	2020	2020
GAAP Net loss	$(21,589)	$(44,871)	$(25,910)	$(78,483)	$(662,820)	$(812,084)
Tax provision	(21,548)	(7,576)	(4,122)	(19,708)	(37,995)	(69,401)
Interest Expense	26,748	23,932	23,797	22,533	22,378	92,640
Other Income and Expense	(2,870)	(333)	625	(967)	562	(113)
Deferred revenue purchase accounting[1]	19,316	12,159	8,524	7,131	6,138	33,952
Consumer optimization[3]	—	—	—	10,415	—	10,415
Integration and Rebranding costs	19,515	25,890	11,329	8,677	2,321	48,217
Stock-based compensation	11,225	12,904	14,693	13,902	15,596	57,095
Restructuring and other related charges	11,983	19,525	5,847	21,724	7,080	54,176
Impairment charges	—	—	—	—	648,231	648,231
Other adjustments[2]	1,005	(1,162)	542	—	419	(201)
Depreciation and amortization	58,606	57,698	57,376	57,556	57,632	230,262
Adjusted EBITDA	$102,391	$98,166	$92,701	$42,780	$59,542	$293,189

[1]
Deferred revenue purchase accounting: Represents the impact of fair value purchase accounting adjustments related to deferred revenue recorded in connection with the acquisition of Polycom on July 2, 2018. The Company’s deferred revenue primarily relates to Service revenue associated with non-cancelable maintenance support on hardware devices which are typically billed in advance and recognized ratably over the contract term as those services are delivered. This adjustment represents the amount of additional revenue that would have been recognized during the period absent the write-down to fair value required under purchase accounting guidelines.

[2]
Other adjustments: Excluded amounts represent immaterial losses from litigation and gains from non-recurring sales of investments. Excluded amounts represent immaterial adjustments for loss on sale of assets and write off of indirect tax assets and executive transition costs.

[3]	Consumer Optimization: Excluded amounts represent inventory related reserves associated with optimizing the consumer product portfolio.